SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549


	FORM 8-K

	CURRENT REPORT


	PURSUANT TO SECTION 13 OR 15 (d)
	OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)          December 11, 2001


                               CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)




   Colorado                  0-8299                 84-0681531
   (State of                  (Commission      (IRS Employer
   Incorporation)         File Number)        Identification No.)


28: 	PMB 249, 6757 Arapaho, Suite 122, Dallas, Texas  75248
                       (Address of Principal Executive Offices)


	                        (Former address of Principal Executive Offices)





Registrant's telephone number, including area code:   (972) 458-1767

ITEM 5. OTHER EVENTS

Registrant has received a decision from the Comptroller of Public Accounts of the State of Texas relating to a Franchise Tax determination for the period 1/1/96 through 12/31/98. The Comptroller's decision became due
October 17, 2001, and following an Order Denying Motion for Rehearing, such decision became effective on November 26, 2001. Registrant has consequently become liable in the amount of $78,542.65 and additional interest will accrue at $17.12 per day through the date of payment.

Separately, Registrant has been advised that a Notice of Filing of Petition to Register Foreign Judgment is being made to domesticate in the State of Texas a judgment obtained Re: The Audio Visual Group dba
AIMS Media v Goldstar Entertainment Video Corporation, etc. et al. Should such petition be successful
Registrant may become liable in the amount of $550,000.

	SIGNATURES


Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

				CAMELOT CORPORATION

				By: /s/ Daniel Wettreich
	  			Daniel Wettreich
				President


DATE:	December 11, 2001